EXHIBIT 15.1

Our ref	ELB\605073\2704482v1
Direct tel	+ 852 2971 3035
Email	emily.brown@maplesandcalder.com

Vimicro International Corporation

15th Floor

Shining Tower

No. 35 Xueyuan Road

Haidian District

Beijing 100083 People’s Republic of China

June 17, 2008

Dear Sir

Vimicro International Corporation

We consent to the reference to our firm under the heading “Item 10 – Additional Information – E. Cayman Islands Taxation” in Vimicro International Corporation’s Annual Report on Form 20-F for the year ended December 31, 2007, which will be filed with the Securities and Exchange Commission in the month of June 2008.

Yours faithfully

/s/ Maples and Calder

MAPLES and CALDER